UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39694	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, Maryland (Address of principal executive offices)	20740 (Zip Code)

Registrant’s telephone number, including area code: 301-298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance and sale of shares of IonQ, Inc. (the “Company”) common stock in connection with the Transaction (as defined below) was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or the private offering provision of Rule 506 of Regulation D.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bill Scannell’s resignation from the Board and his concurrent assumption of the role of Senior Commercial Advisor, which was previously disclosed as being expected in connection with the appointment of General John W. Raymond to the Board, occurred on October 1, 2025.

Item 7.01	Regulation FD Disclosure.

On October 7, 2025, the Company issued a press release announcing the completion of the Transaction. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 2, 2025, the Company completed its previously announced transaction (the “Transaction”) to acquire all of the issued and outstanding shares of Vector Atomic, Inc., a California corporation (“Vector Atomic”), pursuant to the terms of the Agreement and Plan of Merger, dated September 16, 2025, by and among the Company, Vector Atomic, Violin Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the agent, representative and attorney-in-fact on behalf of the stockholders of Vector Atomic (the “Securityholder Representative”). The aggregate consideration delivered at the closing of the Transaction consisted of 6,080,379 shares of the Company’s common stock (the “Stock Consideration”).

In connection with the closing of the Transaction and in connection with the issuance of the Stock Consideration, the Company and the Securityholder Representative entered into a Registration Rights Agreement, dated October 2, 2025 (the “Registration Rights Agreement”), pursuant to which the stockholders of Vector Atomic will have certain registration rights relating to the Stock Consideration.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 2, 2025, by and between IonQ, Inc. and Fortis Advisors LLC.

99.1	Press Release, dated October 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: October 7, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary